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                                                                     EXHIBIT 23A

                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
The St. Paul Companies, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 33-15392, No. 33-23446, No. 33-23948, No. 33-24220,
No. 33-24575, No. 33-26923, No. 33-49273, No. 33-56987, No. 333-01065, No.
333-22329, No. 333-25203, No. 333-28915, No. 333-48121, No. 333-50935, No.
333-50937, No. 333-50941, No. 333-50943 and No. 333-67983), and Form S-3 (SEC
File No. 33-33931, No. 33-50115, No. 33-58491, No. 333-06465 and No.
333-67139) of The St. Paul Companies, Inc., of our reports dated March 2, 1999, relating to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1998, and related schedules I through V, which reports appear or are incorporated by reference in the December 31, 1998 annual report on Form 10-K of The St. Paul Companies, Inc. The consolidated financial statements and financial statement schedules as of December 31, 1997 and for each of the years in the two-year period then ended have been restated to reflect the pooling of interests with USF&G Corporation. Our reports state the consolidated financial statements and financial statement schedules of USF&G Corporation which statements reflect total assets constituting 43 percent as of December 31, 1997 and total revenues constituting 35 percent and 38 percent for the years ended December 31, 1997 and 1996, respectively, of the related consolidated totals were audited by other auditors whose reports have been furnished to us, and our opinions, insofar as they relate to the amounts included for USF&G Corporation, as of December 31, 1997 and for each of the years in the two-year period then ended, are based solely on the reports of such other auditors.

Minneapolis, Minnesota                               /s/ KPMG Peat Marwick LLP
March 31, 1999                                       -------------------------
                                                         KPMG Peat Marwick LLP



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